UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2005

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

During the fourth quarter of the fiscal year ended December 31, 2004 (“FY04”), BearingPoint, Inc. (the “Company” or “we”) determined that a triggering event had occurred, which caused the Company to perform a goodwill impairment test. The triggering event resulted from a combination of various factors, including downgrades in the Company’s credit rating in December 2004, significant changes in senior management and underperforming foreign legal entities. As a result of an initial impairment analysis, on March 17, 2005 the Company determined that a material, non-cash charge will be taken during the fourth quarter of FY04 as a result of the impairment of its goodwill with respect to the operations in its Europe, the Middle East and Africa (“EMEA”) segment.

The Company currently estimates that the amount of the impairment charge will be $250 million to $400 million. The actual amount of the impairment charge is not expected to be finalized until the Company files its audited financial statements for FY04. The actual amount may be different than our estimate, and this difference could be material. The Company does not expect that the impairment charge will result in future cash expenditures.

This Item amends the Item 2.06 disclosure in the Company’s Form 8-K filed on March 18, 2005.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements

On April 19, 2005, our senior management determined that the financial statements filed with the following previously issued reports should not be relied upon because of errors in those financial statements:

•	Form 10-Q’s for each of the first three quarters of FY04;

•	Form 10-K for the six-month transition period ended December 31, 2003; and

•	Form 10-K for the fiscal year ended June 30, 2003.

The financial statements listed above are referred to collectively herein as the “Prior Financial Statements.” The exact amount of the errors and the periods to which they relate have not been determined and finalized. These errors may also affect our financial statements for the quarterly periods in the six-month period ended December 31, 2003 and the fiscal year ended June 30, 2003, as well as for earlier years and their quarterly periods. In addition, the errors may also affect financial information for the periods mentioned that we included in other disclosures, such as press releases or Form 8-K filings. Our senior management discussed the matter disclosed in this report with our Board of Directors and our independent registered public accountants.

The manual processes and data validation procedures we are employing to evaluate and correct our financial records have resulted in numerous adjustments to date. Some of the adjustments to date have resulted in an increase in net income and some have resulted in a decrease. This process is not yet complete. Accordingly, it is impossible to accurately predict whether, and if so, to what extent, prior periods will be restated. Based on the results of this process to date, we believe that restatements are necessary; however, additional adjustments could increase or reduce the net impact of the adjustments we have identified to date. Given the low levels of net income recorded in certain previous financial periods, small amounts of adjustments may make a material difference, and, therefore, it is highly likely that the ultimate net adjustments will be material and restatements will be necessary.

For more information about the reasons for this determination, see the disclosure in Item 8.01 under the heading “Financial Reporting; Restatement of Financial Statements,” which is incorporated by reference into this Item 4.02.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

In light of the determination that investors should not rely upon certain previously-issued financial statements, on April 20, 2005, pursuant to Regulation BTR, the Company sent notices to its directors and executive officers notifying them that in connection with these events there would be a blackout period under the Company’s 401(k) Plan, Long-Term Incentive Plan and Employee Stock Purchase Plan (collectively, the “Plans”). The Company has also advised participants in the Plans of the blackout period. The blackout period is necessary because the Registration Statements on Form S-8 that register shares of the Company’s common stock that are acquired in connection with the Plans will not be available for use until the Form 10-K for FY04 (the “2004 Form 10-K”) and any necessary restatements are filed with the Securities and Exchange Commission (the “SEC”).

During the blackout period, the Company’s participants in the Plans will not be permitted to purchase the Company’s common stock normally offered pursuant to the Plans. The Company determined that it was unable to give advance notice of the blackout period to the directors and executive officers due to events that were unforeseeable to the Company.

The blackout period for participants in the Plans under Regulation BTR begins on April 20, 2005 and will end at 4:00 P.M. EDT on the day in which the Company’s 2004 Form 10-K is filed and any necessary restatements of previously filed financial statements are filed with the SEC. It is not known when the 2004 Form 10-K or any restatements of the Company’s financial statements will be filed.

Inquiries regarding the blackout period should be directed to David R. Schwiesow, Deputy General Counsel, at 703-747-3496 or 1676 International Drive, McLean, Virginia 22102.

Item 8.01 Other Events

The Company previously disclosed some of the information in this Item 8.01 in its Form 8-K filed on March 18, 2005 (the “March 18 Form 8-K”). This Form 8-K supplements and updates the information included in the March 18 Form 8-K.

The disclosure in this Item 8.01 assumes that the Company will terminate its interim credit facility that matures on May 22, 2005 (the “2004 Credit Facility”). There can be no assurance, however, that we will terminate the 2004 Credit Facility and, until we do so, you should consider the risks related to the 2004 Credit Facility discussed in our March 18 Form 8-K.

As of April 19, 2005, there were no outstanding borrowings under the 2004 Credit Facility; however, there were outstanding letters of credit of approximately $88.1 million.

Certain information set forth in this Item 8.01 is provided pursuant to Regulation FD.

Recent Developments

Financial Reporting; Restatement of Financial Statements

We do not have audited financial statements for the year ended December 31, 2004, and we do not yet have an estimate as to when we will be able to complete our work. As a result, we have failed to comply with the requirements of the Securities Exchange Act of 1934, which requires us to file a Form 10-K within 75 days of the end of our fiscal year, and the requirements of the New York Stock Exchange. In addition, we do not have financial statements for the quarter ended March 31, 2005, and we do not yet have a schedule for when we will be able to prepare quarterly financial statements on a timely basis.

To date, we have identified pre-tax net adjustments decreasing net income by approximately $37 million that will likely require adjustments to prior period financial statements. Of these adjustments, approximately $15 million are likely to affect each of the first three quarters of FY04 and approximately $22 million are likely to affect the results of operations prior to 2004, though the exact amount of the adjustments and the periods to which they relate have not been finalized. The nature and approximate amounts of the more significant adjustments that have been identified based solely on procedures performed to date are: write-downs that were made by a foreign operation relating to contract revenues resulting from wrongful entries of approximately $9 million, charges relating to employee tax equalization issues totaling approximately $18 million, and adjustments arising from detailed engagement contract reviews and other matters totaling approximately $10 million.

The manual processes and data validation procedures we are employing to evaluate and correct our financial records have resulted in numerous adjustments to date. Some of the adjustments have resulted in an increase in net income, and some have resulted in a decrease. This process is not yet completed. Accordingly, it is impossible to accurately predict whether, and if so, to what extent, prior periods will be restated. Based on the results of this process to date, we believe that restatements are necessary; however, additional adjustments could increase or reduce the net impact of the adjustments we have identified to date, and given the low levels of net income recorded in certain previous financial periods, small amounts of adjustments may make a material difference, and, therefore, it is highly likely that the ultimate net adjustments will be material and restatements will be necessary.

Failure to Timely File 2004 Form 10-K; Delayed Form 10-Q’s

Our 2004 Form 10-K was required to be filed with the SEC on March 16, 2005, and we did not meet that deadline. On March 17, 2005, we filed a Notification of Late Filing on Form 12b-25 (the “Notification of Late Filing”) with the SEC relating to our inability to file the 2004 Form 10-K on a timely basis. Our Notification of Late Filing provides the reasons for our inability to file timely the 2004 Form 10-K.

We are not at this time able to provide an expected date for filing our 2004 Form 10-K. We expect that our Form 10-Q’s for the quarters ending March 31, 2005, June 30, 2005 and September 30, 2005 will not be filed in a timely fashion.

Going Concern Audit Opinion

The report of our independent registered public accountants for FY04 may include an explanatory paragraph for “going concern,” which is a component of our independent registered public accountants’ opinion addressing whether there is substantial doubt regarding the Company’s ability to continue to operate as a going concern through the period ending December 31, 2005. Receiving a “going concern” paragraph from our independent registered public accountants would occur if they conclude that the Company would require additional financing to support operations at the current level through the period ending December 31, 2005.

Status of Financial Statements

We continue to experience significant delays in completing our financial statements for the year ended December 31, 2004. We require additional time to complete our expanded financial statement close procedures in a number of areas, including revenue recognition, tax equalization and accrual of invoices. Additionally, we continue to perform significant substantive procedures to compensate for the material control weaknesses identified as part of management’s assessment of our internal control over financial reporting. Completion of these substantive procedures has required significant additional time and analysis and continues to contribute to the delay in completing our financial statements for the year ended December 31, 2004.

We are completing the substantive review of the majority of our contracts. We are also still analyzing other financial records. It is difficult to predict the amount of time we will need to complete this process, and the number of additional adjustments we may find. Additionally, we are beginning the process of preparing our March 31, 2005 quarterly financial statements, and we will use this process as a subsequent procedure to identify possible further adjustments we need to make to prior periods.

We are also experiencing significant delays in completing our financial statements, in part, due to the implementation of the new financial accounting system for our North America operations. Although we believe that the new system will ultimately strengthen our overall internal control over financial reporting, we continue to experience a number of issues with respect to the accuracy and completeness of the financial information derived from the new financial accounting system, particularly as it relates to revenue recognition, the application of sales and use tax, customer billings and collections, and system reporting and reconciliation. Accordingly, we are still in the process of validating the information derived from the new financial accounting system, and this has lengthened the closing process substantially.

We are still in the process of completing management’s assessment of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, including identifying all material control deficiencies; see “Internal Control Over Financial Reporting” below. We continue to devote substantial resources to the evaluation of our internal control over financial reporting in order to complete management’s assessment. This process has diverted substantial internal resources that are required to complete our financial statements.

Internal Control Over Financial Reporting

As we have disclosed in previous reports, including in our Form 8-K filed on December 16, 2004, the March 18 Form 8-K and the Notification of Late Filing, we have identified material weaknesses and significant deficiencies in our internal control over financial reporting. To date we have identified a number of internal control deficiencies, especially in the areas of revenue recognition, accounts receivable and unbilled revenues, expenditures and accounts payable, payroll and tax equalization, financial statement preparation and review procedures, property and equipment and entity-level procedures and controls. For further information on these material weaknesses and significant deficiencies see Exhibit 99.1 to this Form 8-K.

As a result of the identification of these material weaknesses and significant deficiencies, management’s assessment will conclude that our internal control over financial reporting was ineffective as of December 31, 2004. Our independent registered public accountants may not complete their audit of our internal control over financial reporting before we file our 2004 Form 10-K, in which case we expect that they will initially disclaim an opinion, and, when the work is completed, will ultimately issue an adverse opinion, on the effectiveness of our internal control over financial reporting.

Results of Operations

A significant number of substantive procedures must be completed before we expect to finalize our financial results for FY04 and the quarter ended March 31, 2005.

As discussed throughout this Form 8-K, the Company has disclosed that the Prior Financial Statements should no longer be relied upon. As a result, the Company has decided, for purposes of this Form 8-K, to disclose certain other operating data which has not been previously disclosed. The operating data included below is generated from our management reporting systems and not from our financial reporting systems.

During the three months ended March 31, 2005, on a net basis, the Company added approximately 225 billable personnel to our global workforce. During this same period, the Company achieved a global utilization rate of approximately 70%, which reflects improved utilization of our global workforce by approximately 3% over the same period one year ago. Our global utilization rates also increased in each quarter in 2004 over the corresponding quarter in 2003. The number of hours generated by our global workforce on behalf of our clients during the quarter ended March 31, 2005 increased by approximately 14% over the same period in 2004 and 3% over the quarter ending December 31, 2004. The number of hours also increased in each quarter in FY04 over the corresponding quarter in 2003. Utilization and hours are an indication of the efficiencies of our workforce and the volume of work produced on behalf of clients. It should not be relied upon as an indication of revenue or profits.

We have determined that there has been an impairment of goodwill as of December 31, 2004 with respect to our operations in the EMEA segment, and we will record a material, non-cash charge during the fourth quarter of FY04. We currently estimate that the amount of the impairment charge will be $250 million to $400 million.

While the income statement for the three months ended March 31, 2005 has not been produced, the Company believes that it incurred a net loss for that period. Based on current projections, we also expect that we will report a net loss for the fiscal year ending December 31, 2005. In addition, we do not expect to generate cash from operations during 2005. These projections take into account the expectation that during 2005 we will: recognize expense related to the managing director restricted stock units, increase investments in product and service offerings, develop our offshore capability, increase training and other benefits to our employees, incur costs to continue remediating our North American financial accounting system and internal control over financial reporting, restructure our geographic coverage and office space and potentially reduce the number of stock options outstanding.

NYSE Late Filer Correspondence

By letter dated April 4, 2005, we were notified by the New York Stock Exchange, Inc. (the “NYSE”) that, under current NYSE procedures, we have until nine months after March 16, 2005 to file our 2004 Form 10-K with the SEC before the NYSE would commence a delisting proceeding. The NYSE may, at its discretion, extend this grace period for an additional three months. Nonetheless, the NYSE reserves the right to begin delisting proceedings at any time. Until we are current with all of our periodic reporting requirements with the SEC, the NYSE will identify us as a late filer on its website and consolidated tape by affixing the letters “LF” to our common stock ticker symbol.

Changes in Senior Management

Since November 2004, the Company has made significant changes in its senior management. Effective March 21, 2005, the Company appointed Harry L. You as its Chief Executive Officer. Following the appointment of Mr. You, Roderick C. McGeary, our Chairman of the Board of Directors who had been serving as our interim Chief Executive Officer, continues to serve the Company in a key full-time capacity, focusing on clients, employees and business alliances. In addition, on February 16, 2005, Richard J. Roberts was appointed as the Company’s new Chief Operating Officer, and on January 14, 2005, we appointed Joseph Corbett as Executive Vice President and Chief Financial Officer.

In conjunction with the reorganization of the Company’s senior management team, nine of the other top twenty members of the Company’s management have left the Company or are in the process of leaving the Company. The Company may make additional changes to its senior management team, either by adding new members or through further departures.

Principal Business Goals for 2005

The Company’s principal business goals for 2005 are to resolve a number of issues relating to its financial processes, strengthen its business model, return to profitability, improve liquidity and address human resources issues.

With respect to financial reporting and process issues, the top priorities for the Company include:

•	Complete the audit for FY04 and file our 2004 Form 10-K and file our Form 10-Q’s for 2005

•	Focus on remediation of the internal controls deficiencies we identify and then maintain effective internal controls over financial reporting going forward

•	Fix the system issues relating to our new financial accounting system for North America

Our key goals for strengthening our business model in 2005 include:

•	Improve cash flow by improving billings and cash collection procedures

•	Reduce our use of subcontractors

•	Complete the transition from the shared services agreement with KPMG LLP pertaining to infrastructure and support services which expired in February 2005, and provide or obtain the same services at reduced costs

•	Reduce the use of cash or credit capacity required to support performance bonds and letters of credit in connection with our state and local practice in the U.S.

•	Achieve selling, general and administrative cost savings, including reduced marketing, information technology and travel costs

•	Complete the previously announced office space reduction program and continue to focus on achieving additional reductions and costs associated therewith

•	Examine ways to increase real estate utilization

•	Restructure the operations of a limited number of our non-strategic foreign subsidiaries where it is not expected that they will be profitable in the foreseeable future, while continuing to serve those countries through other subsidiaries

•	Improve engagement pricing and billing rates per hour

•	Improve project management by, among other things, enhancing our review process for contract pricing and terms

•	Provide funding to create additional service offerings

•	Establish the BearingPoint Institute for Executive Insight to facilitate the development of premium, higher margin services and promote our thought leadership capabilities

Key goals relating to our people include:

•	Reduce excess management layers, including streamlining senior management

•	Enhance retention of managing directors and recruitment of new managing directors

•	Revise the compensation structure to reduce the fixed percentage of compensation and increase the variable compensation component

•	Incentivize non-managing director employee stock ownership

•	Create better metrics (focused on capital-cost adjusted margin dollars and growth) to evaluate employee performance, tying rewards and advancement to accountability and performance

Retention and Hiring of Managing Directors; Restricted Stock Unit Grants

As disclosed in our Form 8-K filed on April 18, 2005, during April 2005, the Company established a program to provide significant grants of Restricted Stock Units (“RSUs”) to its managing directors and a limited number of other key employees. The primary purpose of the program is to align the interests of managing directors and these key employees with those of our shareholders, to enhance retention and to improve the recruiting of new managing directors from outside the Company. The program is designed to provide managing directors with a significant ownership stake in the Company. Managing directors are part of the top management group in the Company. They play a special role in driving the success of the Company and in assuring that all of its employees make the maximum contribution to its success. In addition, clients of the Company view the managing directors as being especially important to the success of their engagements, so retention of managing directors is of special significance in retaining key clients and expanding business with such clients.

The number of RSUs granted will be based on the amount of value awarded divided by the price of our common stock. RSUs will not be granted in excess of the number of shares available for issuance under our Amended and Restated 2000 Long-Term Incentive Plan (the “LTIP”). As of

March 31, 2005, there were approximately 8.7 million shares available under the LTIP. The number of shares available for issuance will increase:

•	upon forfeitures of existing option grants and other securities issued under the LTIP;

•	automatically based upon the formula in the LTIP, which provides that the number of shares available for issuance is equal to the greater of (i) 35,084,158 shares of common stock and (ii) one-third of the number of issued and outstanding shares of common stock; and

•	upon a vote of the holders of our common stock to increase the number of shares available for issuance.

Three tranches of grants under the program with a total value of $165 million have been authorized. The first tranche under the program will be approximately 5.5 million RSU’s with a grant date value of approximately $45 million, based on a share price of $8.20 per share, to over 700 managing directors. Of the remaining two tranches one grant is expected to be made in late 2005 and the other grant is expected to be made in 2006, in each case, dependent on the availability of shares for grant under the LTIP. As we are still developing the final terms and conditions of the RSU program, we have not yet determined how and when the compensation expense related to the program will be recorded.

Because our current intention is to structure the plan to vest 60% of the RSUs in late 2005 or early in 2006, we believe that we will likely record substantial non-cash expenses in 2005 related to this program.

Financial Condition and Liquidity

Our primary sources of liquidity are cash flows from operations and existing cash balances. As of December 31, 2004, we had cash balances of approximately $266.0 million, based upon the preliminary ledger records of the Company. These cash balances included the net proceeds from the sale in December 2004 of $225 million aggregate principal amount of 2.50% Series A Convertible Subordinated Debentures due 2024 and $175 million aggregate principal amount of 2.75% Series B Convertible Subordinated Debentures due 2024 (together, the “Debentures”). On January 3, 2005, the Company issued an additional $50 million of Debentures pursuant to the over-allotment option associated with the offering of the Debentures.

The Company estimates, based on its review of the Company’s bank account balances, that as of March 31, 2005, the Company’s cash balance was approximately $200 million. Of the estimated $200 million cash balance, the Company believes that approximately $150 million is or can be made available for use in the United States promptly. While final balance sheets for each of December 31, 2004 and March 31, 2005 are not yet available, and while the income statement for the three months ended March 31, 2005 has not been produced, the Company believes that it incurred a net loss during the quarter ended March 31, 2005. The Company believes that the principal reasons for the decline in cash since December 31, 2004 include increases in accounts receivable and unbilled revenue and significantly increased payments of liabilities as compared to payments in the prior quarter.

Our business has not generated positive cash from operations in some recent periods, which has adversely affected our liquidity. We estimate that, during the fourth quarter of 2004, our business generated positive cash from operations. But, during the first quarter of 2005, our business did not generate positive cash from operations.

We expect our cash from operations to be negative for the remainder of 2005. We estimate that we will require an additional $250 – $400 million to meet our cash needs for the remainder of 2005. We will need to meet this through a combination of capital raising, credit arrangements and cost-cutting activities.

On April 19, 2005, the Company provided notice to the lenders under the 2004 Credit Facility that it will be unable to deliver its audited financial statements on or before April 29, 2005 as required under the facility. As a result, the Company will be unable to access the 2004 Credit Facility. We plan to terminate this facility prior to April 29, 2005.

With respect to expected or possible near-term cash needs, as of April 18, 2005, there were approximately $88.1 million of letters of credit issued under our 2004 Credit Facility (which is secured by substantially all our assets). There were no borrowings outstanding under this facility. In connection with the planned termination of the 2004 Credit Facility, prior to April 29, 2005, the Company will be required to provide $88.1 million in cash to collateralize the letters of credit under the Credit Facility. In addition, some of our Public Services clients, in the state and local market and in certain foreign markets, require us to obtain surety bonds in support of client engagements. The issuers of outstanding surety bonds may, at any time, require that we post collateral as security to support these obligations.

If the Company were required to post cash collateral for the letters of credit under the Credit Facility and for the surety bonds, the total cash outlay would be approximately $128 million. The Company’s intention would be to provide such collateral with cash on hand. After meeting such collateral requests, the Company estimates that it would be left with approximately $70 million of cash, of which approximately $20 million would be available for use in the United States. The Company has experienced significant variations in cash flows from month to month, and as a result, we expect to experience lower cash balances during points of time within any given quarter as compared to the end of the quarter. These intra-quarter fluctuations in cash flow have historically resulted in cash needs during a quarter of as much as $100–$150 million greater than required at quarter end.

We are currently pursuing alternative financing strategies in order to obtain funds with which to address the outstanding letters of credit issued under the 2004 credit facility and address the intra-quarter cash fluctuations referred to above. There can be no assurance that any of these strategies can be effected on satisfactory terms, if at all, prior to April 29, 2005. As indicated above, if we are unable to obtain alternative financing, we will be required to apply a significant portion of our available cash to repay our obligations under the 2004 Credit Facility. If we were required to repay the 2004 Credit Facility before securing an alternative source of financing, we would have limited remaining cash resources and our ability to operate our business would be materially impaired. In such event, we may be forced to pursue alternative strategies as we will not have sufficient liquidity to operate our business in the ordinary course and remain a going concern. These alternative strategies could include selling assets, reducing or delaying capital expenditures, seeking additional debt or equity capital or reducing or eliminating our need for letters of credit with our state and local government clients in our Public Services industry group by utilizing subcontractors or otherwise. There can be no assurance that any of these strategies could be effected on satisfactory terms, on a timely basis, or at all, which could result in our seeking protection under insolvency laws. Because we operate in a service industry, our most valuable asset is human capital. Thus, if we incur substantial employee attrition, our ability to operate our business will be materially and adversely affected.

The Company has received a non-binding Indicative Term Sheet from a financial institution to provide revolving credit loans (“RCL”) of up to $100 million. The RCL would be secured by substantially all of the Company’s assets and would have a maturity of five years. The lender has not completed due diligence and its internal approvals. Terms and conditions have not yet been agreed to, and any commitment to provide the RCL will be subject to conditions precedent (including the procurement of additional financing by the Company) to obtaining the loan. While the Company plans to take all necessary steps to enter into this RCL, there can be no assurances that such a loan will ultimately be made available to the Company.

Restructuring Plans and Charges; Planned Divestitures

As previously disclosed, we intend to reduce our overall office space in an effort to eliminate excess capacity in specific locations and to align our office space usage with our current workforce and the needs of our business. During 2005, we expect to incur approximately $55-$65 million in restructuring charges for lease, facilities and other exit costs (including the write-off of the net book value of leasehold improvements in these offices). Our office space reduction efforts are expected to result in a reduction of our calendar year 2005 occupancy costs of approximately $10 million net of anticipated sublease income.

During the first half of calendar year 2005, we expect to incur approximately $13 million in costs related to severance and other termination benefits in connection with certain reductions in work force.

We are in the process of evaluating whether it is preferable to restructure the operations of a limited number of our foreign subsidiaries where we do not expect that our operations will be profitable in the foreseeable future. However, we may continue to provide services in those countries through other subsidiaries. The restructuring of the operations could involve reducing the size of, or selling or liquidating, the operations. We are currently in the process of closing our practices in Peru and Thailand and are attempting to sell practices in a few other countries.

We are currently evaluating the costs associated with restructuring such operations, but it is not possible at this time to provide an estimate as to such costs.

Litigation and Related Matters

Peregrine Investigations and Litigation: We had previously received a subpoena from the U.S. Securities and Exchange Commission (“SEC”) and requests for documents and information from the U.S. Attorney’s Office for the Southern District of California regarding certain software resale transactions with Peregrine Systems, Inc. in the period 1999 – 2001. On November 16, 2004, Larry Rodda, a former employee, pled guilty to one count of criminal conspiracy in connection with the transactions that are the subject of the government inquiries. Mr. Rodda also was named in a civil suit brought by the SEC. We were not named in the indictment or civil suit, and are cooperating with the government investigations.

We have been named as a defendant in several civil lawsuits regarding the Peregrine software resale transactions, in which purchasers and other individuals who acquired Peregrine stock allege that we participated in or aided and abetted a fraudulent scheme by Peregrine to inflate Peregrine’s stock price. Specifically, we have been named as a defendant in the following actions: Ariko v. Moores (Superior Court, County of San Diego), Allocco v. Gardner (United States District Court, Southern District of California), Bains v. Moores (United States District Court, Southern District of California), Peregrine Litigation Trust v. KPMG LLP (Superior Court, County of San Diego) and In re Peregrine Systems Inc. Securities Litigation (United States District Court, Southern District of California). Additionally, the reconstituted Peregrine Systems, Inc. that has emerged from bankruptcy has threatened claims against the Company in connection with the underlying contracts between the Company and Peregrine Systems, Inc. that were involved in the other matters referred to above. Our former parent, KPMG LLP, also has sought indemnity from us for certain liability it may face in the same litigations, and we have agreed to indemnify them in certain of these matters. We have answered the complaint in the Ariko matter and have sought dismissal of the Allocco, Bains and Peregrine Litigation Trust complaints for failure to state a claim. The In re Peregrine Systems Inc. Securities Litigation matter has been dismissed by the trial court as it relates to us. We intend to vigorously defend against the claims. However, the Company cannot predict the outcome of the various actual or threatened claims at this time.

Government Investigation: In December 2004, we were served with a subpoena by the Grand Jury for the United States District Court for the Central District of California. The subpoena seeks records relating to 12 contracts between the federal government (the “Government”) and us, including two GSA schedules, as well as other documents and records. We have begun to produce documents to the Government. The Company cannot predict the outcome of this matter at this time.

SEC Informal Investigation: By letter dated April 13, 2005, the Division of Enforcement of the Securities and Exchange Commission (“SEC staff”) advised the Company that it was conducting an informal investigation. The SEC staff requested that the Company produce various documents, including documents concerning internal control deficiencies and prior period adjustments identified in the Form 8-K filed by the Company on March 18, 2005. The Company is cooperating in the inquiry and will be producing documents requested by the SEC staff. The Company cannot predict the outcome of this investigation at this time.

Stock Repurchase Program

On April 11, 2005, the Board of Directors of the Company approved a stock repurchase program that permits the Company to purchase, from time to time, up to $100 million of its common stock in open market acquisitions, privately negotiated transactions and other purchases. The Company has no plans to repurchase securities until it has concluded that it has enough cash resources to satisfy its expected cash requirements for 2005, discussed above.

2005 Annual Meeting

The Company will not be holding its annual shareholders meeting on May 11, 2005, as previously stated, in light of its inability to provide financial statements to its shareholders for FY04. The Company intends to hold its annual meeting as soon as reasonably practicable after the filing of the 2004 Form 10-K.

Risk Factors

Certain of the risk factors were updated today and are included in Exhibit 99.1 to this Form 8-K and are incorporated by reference into this Form 8-K.

Additional risk factors relating to the Company are included in Exhibit 99.1 to our Form 8-K filed on December 16, 2004 and in Exhibit 99.1 to our Form 10-Q/A for the quarter ended September 30, 2004. To the extent that any risk factors in this Form 8-K address the same subject matter as any previously filed risk factor, the risk factors in this Form 8-K shall supersede such previous risk factor. In addition, the previously filed risk factors should be read in light of the fact that the Company has determined that the Prior Financial Statements should not be relied upon, as more fully described in Item 4.02 and Item 8.01 of this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 Disclosure entitled “Risk Factors.”

FORWARD-LOOKING STATEMENTS

Some of the statements in this Form 8-K (including Exhibit 99.1) constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to our operations that are based on our current expectations, estimates and projections. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained in this Form 8-K include, without limitation, statements about our internal control over financial reporting, our results of operations, financial condition and liquidity, any necessary restatement of prior period financial statements, the amount of the impairment charge with respect to goodwill in the EMEA segment, the likelihood that our audit opinion will include a “going concern” explanatory paragraph, our ability to replace the 2004 Credit Facility and our ability to achieve our business goals for 2005. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our actual results may differ from the forward-looking statements for many reasons, including:

•	any direct or indirect impact of the matters disclosed in this Form 8-K on our operating results, financial condition or stock price;

•	our inability to file our SEC reports on a timely basis;

•	any continuation of pricing pressures and declining billing rates;

•	the business decisions of our clients regarding the use of our services and the related need to use subcontractors to complete certain engagements;

•	our ability to replace the 2004 Credit Facility and to access the capital markets;

•	the timing of projects and their termination;

•	our ability to address liquidity concerns;

•	our ability to remediate internal control material weaknesses and significant deficiencies identified by us and our independent registered public accountants;

•	the availability of surety bonds, letters of credit or bank guarantees supporting client engagements;

•	the impact of rating agency actions;

•	the ability to retain the listing of our common stock on the New York Stock Exchange;

•	the availability of talented professionals to provide our services;

•	the pace of technology change;

•	the strength of our joint marketing relationships;

•	the actions of our competitors;

•	changes in spending policies or budget priorities of the U.S. government, particularly the Department of Defense, in light of the large U.S. budget deficit;

•	our inability to use losses in some of our foreign subsidiaries to offset earnings in the United States;

•	our inability to accurately forecast our results of operations and the growth of our business;

•	changes in, or the application of changes to, accounting principles or pronouncements under accounting principles generally accepted in the United States, particularly those related to revenue recognition;

•	difficulties relating to changes in our management;

•	continued failure to complete Sarbanes-Oxley requirements, including the requirements of Section 404 of Sarbanes-Oxley; and

•	the outcome of pending and future legal proceedings.

In addition, our results and forward-looking statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. We caution the reader that the factors we have identified above may not be exhaustive. We operate in a continually changing business environment, and new factors that may affect our forward-looking statements emerge from time to time. Management cannot predict such new factors, nor can it assess the impact, if any, of such new factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those implied by any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2005	BearingPoint, Inc.

	By:	/s/ Joseph Corbett
Joseph Corbett
Executive Vice President and
Chief Financial Officer